UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2020

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
On February 18, 2020, HealthEquity, Inc. (the “Company”) issued the press release attached as Exhibit 99.1 to this current report on Form 8-K.
The information in Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 26, 2019, we filed a Form 8-K announcing Ashley Dreier’s voluntarily resignation as the Executive Vice President, Chief Technology Officer and Chief Information Officer of the Company, effective as of June 1, 2020. On February 13, 2020, the Company and Ms. Dreier entered into a Transition, Separation and Release Agreement (the “Transition Agreement”) memorializing the terms of her transition, eventual separation of employment and certain consulting services to be provided by Ms. Dreier to the Company following her separation of employment.
The Transition Agreement provides that Ms. Dreier will continue to serve as our Chief Technology Officer and Chief Information Officer through on or about June 1, 2020 (the “Transition Date”), and will continue to receive her base salary and benefits through the Transition Date. In addition, in order to further ease the transition, following the Transition Date and through January 31, 2021, Ms. Dreier has agreed to provide consulting and advisory services to the Company (the “Consulting Period”). The Company will provide Ms. Dreier, as severance and as compensation for the consulting services to be provided during the Consulting Period (i) the right to retain and continue to vest in each of the restricted stock unit and restricted stock awards granted to Ms. Dreier pursuant to the Company’s 2014 Equity Incentive Plan that are subject to solely service based vesting conditions, the vesting of each such award to fully accelerate upon the expiration of the Consulting Period, and (ii) subject to the achievement of applicable performance conditions, a pro-rata bonus for fiscal year 2021, pro-rated based on the number of days in such fiscal year preceding Ms. Dreier’s last date of employment with the Company, and payable at the same time the annual bonus would have been paid had no termination occurred, but in no event later than April 15, 2021. If during the Consulting Period, Ms. Dreier is asked to provide more than five (5) hours of consulting services in any one (1) week, the Company will compensate Ms. Dreier for such additional time at a rate of $300 per hour.
The Transition Agreement also includes a release, as well as a non-disparagement provision, and ratifies the confidentiality, non-competition, and non-solicitation covenants in Ms. Dreier’s restrictive covenant agreements with the Company, provided that Ms. Dreier’s post-termination non-competition and non-solicitation obligations therein have been extended to May 26, 2023.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Transition Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending April 30, 2020, and is incorporated herein in its entirety by reference.
Item 8.01. Other Events.
The Company intends to appoint Rebecca Whitehead, currently Senior Vice President of Technology Development, as the Company’s Chief Technology Officer following Ms. Dreier’s departure in June. Ms. Whitehead currently leads all customer-facing platform development, delivery, and support for the organization, including our full organization agile transformation and platform modernization projects.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
Exhibit No. Description

99.1	Press release issued by HealthEquity, Inc. dated February 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: February 18, 2020	By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer